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                                                                    EXHIBIT 23.2

                                                                  April 10, 2001


         We hereby consent to the use of our opinion letter to the Board of Directors of First International Bancorp. Inc. ("FNCE") dated January 15, 2001 to be included as an exhibit in the Form S-4 Registration Statement filed by United Parcel Service, Inc. ("UPS") in connection with the proposed merger between UPS and FNCE and to all references to our firm in such Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                    KEEFE, BRUYETTE & WOODS, INC.


                                    By: /s/ Frederick W. Wassmundt
                                        -----------------------------
                                        Name: Frederick W. Wassmundt
                                        Title: Vice President